UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 1, 2006

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 1, 2006, we completed the purchase of two petroleum products terminals in Mobile, Alabama, in accordance with the terms of a facilities sale agreement between us and Radcliff/Economy Marine Services Inc. (“Radcliff”), an indirect wholly-owned subsidiary of TransMontaigne Inc. (“TMG”).  As previously disclosed in our Current Report on Form 8-K filed on December 22, 2005 (the “Prior Form 8-K”), we acquired the Radcliff Mobile, Alabama terminals in accordance with our right to acquire from TMG any qualified petroleum products terminals within two years of their acquisition by TMG as set forth in, and in accordance with the terms of, the Omnibus Agreement between TMG and us.  Radcliff TMG acquired these terminals in connection with its acquisition of a third party on August 1, 2005.  The Radcliff Mobile, Alabama terminals have storage capacity for approximately 240,000 barrels of low sulfur diesel, high sulfur diesel, No. 6 oil and various lube oils.  The purchase price was approximately $18.0 million, or 14.6% of our total assets on a consolidated basis as of September 30, 2005.  We used additional borrowings under our $75 million senior secured credit facility to finance the cost of this transaction.  Additional information with respect to this transaction is contained in the response to Item 1.01 and Exhibit 99.1 to the Prior Form 8-K, which are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit

2.1	Facilities Sale Agreement, dated January 1, 2006, between Radcliff/Economy Marine Services Inc. and TransMontaigne Partners L.P.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: January 6, 2006	By:	/s/ Randall J. Larson
Randall J. Larson Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Facilities Sale Agreement, dated January 1, 2006, between Radcliff/Economy Marine Services Inc. and TransMontaigne Partners L.P.